SUPER RITE CORPORATION               This Proxy is Solicited on Behalf
 P. O. Box 2261                       of the Board of Directors
 Harrisburg, Pennsylvania 17105       The undersigned hereby appoints
                                      Alex Grass, Martin Grass and Peter
                                      Vanderveen as Proxies, each with
                PROXY                 the power to appoint his or her
                                      substitute, and hereby authorizes
                                      them to represent and to VOTE, as
                                      designated below, all shares of
                                      Common Stock of Super Rite
                                      Corporation held of record by the
                                      undersigned on August 29, 1995 at
                                      the Special Meeting of Stockholders
                                      to be held on October 12, 1995 or
                                      any adjournment thereof.



1. APPROVAL AND ADOPTION OF REORGANIZATION AGREEMENT AND PLAN OF MERGER

            FOR                 AGAINST


2. IN THEIR DISCRETION, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This Proxy is solicited on behalf of the Board of Directors and unless a contrary direction is indicated will be voted at the meeting FOR approval and adoption of the Reorganization Agreement and Plan of Merger.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        . . . . . . . . . . . . . . . . .
 MANAGEMENT URGES YOU TO SIGN AND       Signature
 RETURN THIS PROXY IMMEDIATELY TO
 INSURE ITS VOTE AT THE SPECIAL
 MEETING TO BE HELD OCTOBER 12, 1995    . . . . . . . . . . . . . . . . .
                                        Signature if held jointly


                                        Dated . . . . . . . . . . .   1995

                                        No postage is required if returned
                                        in the enclosed envelope and mailed
                                        in the United States.